UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 18, 2011

(Date of earliest event reported)

DONALDSON COMPANY, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-7891

Delaware	41-0222640
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1400 West 94th Street, Minneapolis, MN 55431

(Address of principal executive offices, including zip code)

(952) 887-3131

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

Donaldson Company, Inc. (the “Company”) held its 2011 Annual Meeting of Stockholders on November 18, 2011, at the Company’s Corporate Offices, Campus West, 2001 West 94th Street, Minneapolis, Minnesota 55431. The Company’s Stockholders voted on each of the five proposals detailed in the Company’s 2011 Proxy Statement.

Item 1

The Company’s Stockholders elected four individuals to the Board of Directors as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
F. Guillaume Bastiaens	59,977,031	1,478,222	7,112,879
Janet M. Dolan	59,932,933	1,522,320	7,112,879
Jeffrey Noddle	59,922,156	1,533,097	7,112,879
Ajita G. Rajendra	60,042,274	1,412,979	7,112,879

Item 2

The Company’s Stockholders approved an amendment to the Company’s Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 120,000,000 to 240,000,000, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,814,761	7,551,692	201,679	7,112,879

Item 3

The Company’s Stockholders voted on a non-binding advisory vote approving the compensation of the Company’s Named Executive Officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
56,145,605	2,479,449	2,830,199	7,112,879

Item 4

The Company’s Stockholders voted on a non-binding advisory vote regarding the frequency of the advisory vote on the compensation of the Company’s Named Executive Officers, as set forth below:

3 Years	2 Years	1 Year	Abstain	Broker Non-Votes
37,316,869	317,488	22,848,111	972,785	7,112,879

A majority of the Company’s Stockholders selected three years as the frequency for the non-binding advisory vote on the compensation of the Company’s Named Executive Officers. The Company has decided to adopt three years as the frequency for the non-binding advisory vote on the compensation of the Company’s Named Executive Officers until the next stockholder vote on the frequency of the advisory vote on the compensation of the Company’s Named Executive Officers is required.

Item 5

The Company’s Stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending July 31, 2012, as set forth below:

Votes For	Votes Against	Abstentions
68,080,248	399,582	88,302

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell
Norman C. Linnell Vice President, General Counsel and Secretary

Date:  November 21, 2011